World Moto Beats Snapchat to Revenue; Wheelies Preview Product Sold Out

BANGKOK, THAILAND--(Marketwired - Dec 2, 2013) - World Moto, Inc. (OTCBB: FARE) (OTCQB: FARE) (BERLIN: WM7) (BERLIN: A1J8SY) ("World Moto" or the "Company") is pleased to announce that the recent debut of its revolutionary Wheelies technology has generated high demand from potential customers. Changing the way the world goes around, World Moto is a global authority on the $500 billion dollar a year motorcycle taxi industry and inventor of the Wheelies and the Moto-Meter, the world's first motorcycle taxi meter.

Since the successful debut of Wheelies at Sign Asia Expo 2013 on November 14th, the Company has been in discussions with several enterprises to deploy the Wheelies technology. The Company has recently closed a deal with Mobile Advertising Ventures for the acquisition of up to 200 wheels over the next 12 months. The terms of the deal include the understanding that Mobile Advertising Ventures cannot wait for the limited production phase of Wheelies to begin in the first quarter of 2014 in order to commence advertising operations, and authorize the sale of World Moto's available complement of 10 Wheelies Preview Product wheels for the sum of $35,000 USD. The deal gives Mobile Advertising Ventures the option to purchase up to 190 additional wheels over the next 12 months on similar terms. The terms of the arrangement call for software licensing fees to be paid to the Company once advertising revenues have exceeded a predetermined allowance based on the number of wheels in operation. The software licensing arrangements give Mobile Advertising Ventures the non exclusive right to use Wheelies on its fleet of motorcycles for advertising in the Greater Bangkok Metropolitan area.

World Moto continues to receive unsolicited inquiries on a daily basis from interested parties on all 6 populated continents, including individuals as well as motorcycle manufacturers, distributors and dealers. Motorcycle dealers are also interested in purchasing the product as an in-store display.

Wheelies were recently featured in an article by Fast Company (available at http://www.fastcompany.com/3021803/most-creative-people/watch-as-this-motorcycle-wheel-becomes-a-tv-screen#1), and since that time dozens of motorcycle magazines and blogs have written about the technology in several different languages. The Company anticipates this trend to continue. Fast Company is a major US business magazine that focuses on the best technology, business, and design. With a circulation of approximately 800,000, it is comparable to Wired Magazine as one of the top publications in its category. In coordination with the Fast Company article, World Moto simultaneously released a video of the Wheelies, which has since amassed over 50,000 views and is available at http://www.evenbiggerthing.com.

Wheelies display static and streaming media content on the wheels of motorcycles and automobiles providing a unique mobile medium for advertising, broadcasting, self-expression and publishing. The technology has the potential to turn essentially any wheel in the world into a brilliant, full color billboard or video screen. All digital content, including ads and videos, can be sequenced and triggered at a specific time, location, or manually under the command of an operator using a smart device with gesture recognition or speech recognition -- said features give Wheelies the ability to serve up highly targeted advertisements to different demographics.

Combining the best aspects of social networking and modern LED displays, the revolutionary Wheelies technology promises to offer the ability for new generations of consumers to connect with members of their local community using methods similar to those proven effective by online services today. Unlike locally targeted internet forums, Wheelies can spread an idea quickly and easily to every corner of a region without restricting the message to select individuals who actively seek information from a specific website. Far from being just a unique form of advertising, Wheelies promises to reconnect local neighborhoods in the same way that the internet has connected the virtual world.

For advertisers, Wheelies are a high impact medium for showcasing brands and businesses to new customers in locations of mass consumer exposure with the ability to target up to 400,000 people a day, per motorcycle.

For retail buyers, Wheelies are a personal digital canvas in the physical world, a beautiful and inspiring medium of self-expression, and a fun way to share content, engage, collaborate and create entirely new experiences.

World Moto expects that retail buyers will eventually make up the largest portion of Wheelies users. Global sales of OEM motorcycle components and accessories represent a market worth approximately $50 billion annually.

The global advertising industry is worth nearly $600 billion annually, with outdoor display-type advertising being the fastest growing segment of the advertising industry. The Company believes that the obvious appeal to advertisers together with the additional revenue streams available to agents, operators and drivers will result in considerable demand for the technology.

Paul Giles, CEO of World Moto, commented, "We were convinced from the beginning that Wheelies were going to be a success, and the response we have received since the Fast Company article and the trade show has simply confirmed our beliefs. It was only a matter of time until the first deal closed, and we anticipate more through the coming months as Wheelies enters full production."

For images and video of the Wheelies, visit the Company's recent press release at http://www.marketwired.com/press-release/World-Moto-Featured-on-Fast-Company-Again-Social-Networking-Hits-the-Road-OTCBB-FARE-1854282.htm

About World Moto

World Moto, Inc. is the global authority on the $500 billion a year motorcycle taxi industry and creator of the Moto-Meter, Wheelies, and Yes. World Moto has created a new mobile medium by inventing the Wheelies and revolutionized the taxi industry by inventing the Moto-Meter, "a landmark device" that CNN, Newsweek, Wired, Moneylife, among others, are calling "the world's first motorcycle taxi meter" and "world's first portable taxi meter" and "first-ever black box for motorcycles," while the Times named it "one of the most significant innovations of this decade" and Fast Company declared it "The First Real Taxi Meter Innovation in 100 Years...a $3 billion dollar idea."

Watch the Moto-Meter in action on motorcycle taxis: http://www.worldmoto.com/videos.php

Watch Wheelies at: http://www.evenbiggerthing.com

Watch Yes: http://www.worldmoto.com/yes.php

Visit the community at: http://www.facebook.com/worldmoto

To find out more about World Moto, Inc. (OTCBB: FARE) (OTCQB: FARE) (BERLIN: WM7) (BERLIN: A1J8SY), visit the Company's website at www.worldmoto.com and Facebook page at www.facebook.com/worldmoto. Details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's EDGAR database.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, projections of worldwide sales of World Moto, Inc's products and global markets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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